UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                             ST. JUDE MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                     MINNESOTA                             41-1276891
           (State or other jurisdiction                 (I.R.S. employer
         of incorporation or organization)             identification no.)

                               ONE LILLEHEI PLAZA
                            ST. PAUL, MINNESOTA 55117
               (Address of principal executive offices) (Zip code)


                     ST. JUDE MEDICAL, INC. 2002 STOCK PLAN
                            (Full title of the plans)


          KEVIN T. O'MALLEY, ESQ.         Copy to:  GARY L. TYGESSON, ESQ.
    VICE PRESIDENT AND GENERAL COUNSEL               DORSEY & WHITNEY LLP
          ST. JUDE MEDICAL, INC.               50 SOUTH SIXTH STREET, SUITE 1500
            ONE LILLEHEI PLAZA                   MINNEAPOLIS, MINNESOTA 55402
         ST. PAUL, MINNESOTA 55117                      (612) 340-8753
              (651) 483-2000
   (Name, address and telephone number,
including area code, of agent for service)

                                    CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                PROPOSED         PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE       MAXIMUM OFFERING         AGGREGATE           AMOUNT OF
   TO BE REGISTERED      REGISTERED(1)     PRICE PER SHARE(2)    OFFERING PRICE(2)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
     Common Stock
 ($.10 par value)(3)   12,000,000 Shares         $31.71            $380,520,000          $35,007.84
--------------------------------------------------------------------------------------------------------

(1) Represents the shares of common stock of St. Jude Medical, Inc. issuable upon the exercise of options pursuant to the St. Jude Medical, Inc. 2002 Stock Plan.

(2) Calculated solely for the purpose of this offering in accordance with Rule 457(h) based on the average of the high and low prices of St. Jude Medical common stock as reported on the New York Stock Exchange on July 11, 2002.

(3) Includes corresponding rights to acquire shares of St. Jude Medical preferred stock pursuant to the Rights Agreement, dated as of June 16, 1997, between St. Jude Medical and American Stock Transfer and Trust Company.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that we have filed with the Securities and Exchange Commission are incorporated by reference in this registration statement, as of their respective dates:

         (a) our annual report on Form 10-K for the fiscal year ended December 31, 2001;

         (b) our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

         (c)      our current report on Form 8-K filed on February 14, 2002; and

         (d) the description of our common stock and preferred stock purchase rights contained in any registration statement on Form 8-A filed by us under the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating any such description.

         In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of the Minnesota Business Corporation Act and our bylaws provide that we shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied;
(4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation, in the case of acts or omissions in such person's official capacity for the corporation, or reasonably believed that the conduct was not opposed to the best interests of the corporation, in the case of acts or omissions in such person's official capacity for other affiliated organizations. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.

         Our bylaws also provide that the rights to indemnification included in the bylaws will not be exclusive of any other rights to which our directors and officers may be entitled according to law.

         In addition, we have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the full extent permitted by Minnesota law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Articles of Incorporation (incorporated by reference to Exhibit 3(a) of our Form 8 filed on August 20, 1987, amending our quarterly report on Form 10-Q for the quarter ended June 30, 1987).

         4.2 Articles of Amendment dated September 5, 1996, to Articles of Incorporation (incorporated by reference from Exhibit 3.2 of our annual report on Form 10-K for the year ended December 31,
                  1996).

         4.3 Bylaws (incorporated by reference to Exhibit 3(ii) of our quarterly report on Form 10-Q for the quarter ended September 30, 1997).

         4.4 Rights Agreement dated as of June 16, 1997, between St. Jude Medical, Inc. and American Stock Transfer and Trust Company, as Rights Agent, including the Certificate of Designation, Preferences and Rights of Series B Junior Preferred Stock (incorporated by reference to Exhibit 4 of our quarterly report on Form 10-Q for the quarter ended June 30, 1997).

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP.

         24.1     Power of Attorney.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of St. Paul, State of Minnesota, as of the 18th day of July, 2002.


                             ST. JUDE MEDICAL, INC.



                             By: /s/ Terry L. Shepherd
                                 -------------------------------
                                 Terry L. Shepherd
                                 Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 18th day of July, 2002.

               Signature                             Title
     ---------------------------    --------------------------------------------


     /s/ Terry L. Shepherd          Chairman and Chief Executive Officer
     ---------------------------    (principal executive officer)
     Terry L. Shepherd


     /s/ John C. Heinmiller         Vice President, Finance and
     ---------------------------    Chief Financial Officer
     John C. Heinmiller             (principal financial and accounting officer)


     /s/ Ronald A. Matricaria       Director
     ---------------------------
     Ronald A. Matricaria


     /s/ Richard R. Devenuti        Director
     ---------------------------
     Richard R. Devenuti


     /s/ Stuart M. Essig            Director
     ---------------------------
     Stuart M. Essig


     /s/ Thomas H. Garrett III      Director
     ---------------------------
     Thomas H. Garrett III


     /s/ Walter L. Sembrowich       Director
     ---------------------------
     Walter L. Sembrowich

     /s/ Daniel J. Starks           Director
     ---------------------------
     Daniel J. Starks


     /s/ David A. Thompson          Director
     ---------------------------
     David A. Thompson


     /s/ Stefan K. Widensohler      Director
     ---------------------------
     Stefan K. Widensohler


     /s/ Wendy L. Yarno             Director
     ---------------------------
     Wendy L. Yarno


     /s/ Frank C-P Yin              Director
     ---------------------------
     Frank C-P Yin

                                  EXHIBIT INDEX

         4.1 Articles of Incorporation (incorporated by reference to Exhibit 3(a) of our Form 8 filed on August 20, 1987, amending our quarterly report on Form 10-Q for the quarter ended June 30, 1987).

         4.2 Articles of Amendment dated September 5, 1996, to Articles of Incorporation (incorporated by reference from Exhibit 3.2 of our annual report on Form 10-K for the year ended December 31,
                  1996).

         4.3 Bylaws (incorporated by reference to Exhibit 3(ii) of our quarterly report on Form 10-Q for the quarter ended September 30, 1997).

         4.4 Rights Agreement dated as of June 16, 1997, between St. Jude Medical, Inc. and American Stock Transfer and Trust Company, as Rights Agent, including the Certificate of Designation, Preferences and Rights of Series B Junior Preferred Stock (incorporated by reference to Exhibit 4 of our quarterly report on Form 10-Q for the quarter ended June 30, 1997).

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP.

         24.1     Power of Attorney.